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                                                                   Exhibit 10.11



                            LOTUS DEVELOPMENT CORPORATION
                              BUSINESS PARTNER AGREEMENT


Name of Business Partner:Transformation Processing Inc. (the "Business Partner")
                         -------------------------------------------------------

            Site Address:   2121 Argentia Road
                         -------------------------------------------------------
                            Suite 200
                         -------------------------------------------------------
                            Mississauga, Ontario L5N2X4         (the "Site")
                         -------------------------------------------------------


This Agreement contains general terms governing the acceptance by Lotus of Business Partner as a Lotus Business Partner and the participation by Business Partner at the Site specified above in the Lotus Business Partner Program. Such appointment and participation are subject to this Agreement and the specific terms and conditions of each "Program Track" then in effect. The Program Track terms and conditions are incorporated herein by reference and are available to Business Partner upon request (the "Program Track Terms").

By executing this Agreement, Business Partner agrees to abide by the all the terms and conditions set forth herein and in each Program Track in which Business Partner has enrolled. In the event of any conflict between the terms of this Agreement and any Program Track, the particular Programs Track shall control. This Agreement shall be effective upon the date of its execution by Lotus (the "Effective Date").






     BUSINESS PARTNER                   LOTUS DEVELOPMENT CORPORATION

By: /s/ Gary G. McCann                  By: /s/ Joy Langley
   -------------------------------         -------------------------------
Name:   Gary G. McCann                  Name: Joy Langley
     -----------------------------           -----------------------------
Title:  Vice President - Operations     Title: Director - Business Partners
      ----------------------------              Services
                                              ----------------------------

                                        Effective
                                        Date:
                                             -----------------------------
Return to:
Lotus     Development Corporation
Attn.:    Business Partner Marketing
55 Cambridge Parkway
Cambridge, MA 02142


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                                    GENERAL TERMS

APPOINTMENT; PROGRAM BENEFITS.
(a) Appointment. Lotus accepts Business Partner in the Lotus Business Partner Program (the "Program")

(b) Program Participation. Lotus will make available to Business Partner programs and services in accordance with the applicable Program Track Terms of the Business Partner Program.

(c) Site Specific Benefits. Business Partner acknowledges that the benefits and privileges of Program participation extend to Business Partners operation at the Site only. Additional sites may be added upon the written mutual agreement of the parties.

(d) Program Track Terms subject to change. Lotus may change any of the Program Track Terms for any Program Track without prior notice to Business Partner; provided, however, that Business Partner shall be permitted to terminate this Agreement and its participation in the entire Program or terminate its participation solely in the affected Program Track(s) without cause upon any material change by Lotus in these terms.

2.   MARKETING ACTIVITIES, PRODUCTS AND SERVICES.

(a) Promotional Materials. Lotus shall make available to Business Partner the promotional and informational materials that Lotus makes generally available to participants in the Program Track(s) in which Business partner is enrolled. Business Partner shall use such materials solely for the purposes of promoting Lotus software products ('Lotus Products") to Business Partner's customers or prospective customers. Business Partner shall not make any representations or statements regarding Lotus Products or services inconsistent with those contained in the promotional materials delivered by Lotus or those known by Business Partner to be contained in Lotus' marketing literature and advertising copy.

(b) Seminars. Business partner may participate in seminars offered for Business Partner personnel to obtain and maintain technical expertise. Such participation may be available to a limited number of Business Partners employees and may be based on program applicability.

(c) Lotus Logos. Subject to the applicable Program Track Terms, Lotus hereby grants Qualified Business Partner a non-exclusive, revocable right to use the Lotus Business Partner Logo, and other Program related logos as Business Partner may qualify to use under the applicable Program Track Terms (collectively, the "Logos") only on Business Partners company business cards, letterhead and in related sales, marketing and promotional materials, subject to the color and size restrictions determined by Lotus from time to time. The Logos may not be used on Business Partner's products or product packaging, without further written authorization from Lotus. Business Partner agrees to submit to Lotus, upon request, samples of its use of the Logos for Lotus' inspection and evaluation.

3.   SOFTWARE.

(a) Lotus Products. Lotus may from time to time make Lotus Products available to Business Partner for internal use, demonstration, evaluation, and "beta" testing. Except as otherwise set forth in this Agreement, all such software shall be subject to the software agreement accompanying the soft ware. Business Partner shall not commercially distribute, or otherwise provide for free to third parties, any Lotus Products or other software or materials provided under the Program.

(b) Pre-Release Software. In the event that Lotus makes any pre-release or beta software (the "Pre-release Software") and/or related documentation (the "Documentation") available to Business Partner in connection with any Program
Track:

(i) Business Partner agrees to use the Pre-release Software and Documentation solely for testing and evaluation purposes.

(ii) Business Partner agrees with Lotus that the Pre-release Software and the Documentation are Lotus Confidential Information subject to the terms of Section 7 of this Agreement and constitute trade secrets of Lotus. Unless otherwise specifically agreed by Lotus in writing, Business Partner (A) shall not copy the Pre-release Software or the Documentation except for one back-up copy in computer readable form; and (B) shall, at Lotus' request, promptly return to Lotus or destroy all Pre-release Software media, Documentation or other related materials furnished to Business Partner by Lotus under this Agreement; and (C) shall not reverse engineer, decompile or disassemble the Pre-release Software.

(iii) In view of the developmental nature of Pre-release Software, Business Partner accepts any Pre-release Software and Documentation "AS IS," without warranties of any nature.

4. PAYMENT TERMS.

Business Partner shall pay all fees associated with its participation in the Program (the "Program Fees") Business Partner agrees to pay all shipping and related insurance charges, as well as any tax, however characterized, including customs duties and tariffs, arising out of this Agreement or the use of any products, other than taxes assessed on Lotus' net income.

5. LIMITED WARRANTY.

EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THE APPLICABLE LOTUS PRODUCT SOFTWARE AGREEMENT, LOTUS DISCLAIMS ALL WARRANTIES WITH REGARD TO ANY PRODUCTS OR SERVICES (INCLUDING PRE-RELEASE SOFTWARE AND DOCUMENTATION), RECEIVED UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.   LIMITATION OF LIABILITY.

NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, TORT OR COVER DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM THE USE OR INABILITY TO USE THE LOTUS PRODUCTS OR SERVICES, DELAY OF DELIVERY OR LOSS OF PROFITS, DATA, BUSINESS OR GOODWILL, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL


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LOTUS' LIABILITY EXCEED THE PROGRAM FEES PAID BY BUSINESS PARTNER.  This
limitation on monetary damages will not apply to claims relating to death or personal injury which arise out of products deemed to be consumer goods under applicable law. Some states or provinces do not allow the exclusion or limitation of implied warranties or limitation of liability for incidental or consequential damages, so the above exclusion or limitation may not apply to you.

7.   CONFIDENTIAL INFORMATION.

(a)  No Disclosure.  During the term of this Agreement and for a period of three
(3) years thereafter, neither Lotus nor Business Partner shall disclose to any third party any information of the other party identified in writing as confidential or proprietary at the time of disclosure or, if disclosed orally, confirmed in writing by the disclosing party as such within fifteen (1 5) days after its disclosure ("Confidential Information), without the prior written consent of the other party and then only to the extent specified in such consent. The parties shall limit access to Confidential Information of the other to those employees and independent contractors who have entered into appropriate confidentiality agreements and shall ensure compliance with the terms of such agreements. Confidential Information may be copied and disseminated within the receiving party's own organization only to the extent reasonably required for the purposes hereof.

(b) Exceptions. The restrictions on disclosure of Confidential Information described in Paragraph 7(a) do not extend to any item of information which (i) is publicly known at the time of its disclosure, (ii) is lawfully received by the receiving party from a third party not bound in a confidential relationship to the disclosing party, (iii) is published or otherwise made known to the public by the disclosing party, or (iv) was generated or developed independently by the receiving party. Either party may disclose Confidential Information to the extent required by law provided that the party so required must give the other party prompt notice and make a reasonable effort to obtain a protective order.

8.   TERM AND TERMINATION; SURVIVAL.

(a) Term. The initial term of this Agreement shall begin on the Effective Date and shall continue for one year, unless earlier terminated as set forth below. This Agreement may be renewed, annually, in accordance with the Program renewal policy.

(b) Termination. Either party may terminate this Agreement or participation in any individual Program Track:

(i) without cause upon ninety (90) days' prior written notice to the other party.

(ii) fourteen (1 4) days after written notice of material breach of this Agreement if such breach is not cured within such period.

(c) Rights upon termination. Termination of this Agreement shall not relieve Business Partner of any then-accrued payment obligation to Lotus. Business Partner shall not have any right to any indemnity or payment of compensation or damages resulting from Lotus' termination of this Agreement and expressly waives any and all rights to the same. Business Partner shall not be entitled to a refund of any Program Fees paid for products or services received under or in connection with this Agreement upon the expiration or termination of this Agreement.

(d)  Actions upon termination.  Upon expiration or termination of this
     Agreement:

(i) Business Partner shall immediately return all copies of Lotus Products, Pre-release Software and Documentation provided by Lotus under this Agreement, destroy any additional copies made by Business Partner and certify in writing that such actions have been taken;

(ii) Business Partner agrees to cease using the Logos and to delete them from all materials on which they appear;

(iii) each party shall return to the other any Confidential Information, including any copies thereof, together with a letter certifying that all such Information has been returned or destroyed.

(e) Surviving Sections. The provisions of Sections 3, 5, 6, 7, 8(c), 8(d), 8(e) and 9 of this Agreement shall survive any termination of this Agreement for any reason.

9.   INDEMNITY.

Business Partner shall indemnify, defend and hold Lotus harmless from and against all liabilities, claims or demands (including reasonable attorneys' fees) arising out of or in connection with Business Partners performance of this Agreement.

10.  MISCELLANEOUS.

(a) ENTIRE AGREEMENT. This Agreement and those agreements and documents expressly referenced herein, set forth the complete and exclusive agreement and understanding between the parties as to the subject matter hereof. Any waiver, amendment or modification of this Agreement will not be effective unless contained in a writing signed by the party or parties to be bound, and any variance from or addition to the terms of this Agreement contained in any Business Partner purchase order or other written notification will be of no effect.

(b)  RELATIONSHIP OF PARTIES.  The parties hereto are independent contractors.

(c) ASSIGNMENT. Business Partner may not assign its rights or delegate its duties under this Agreement.

(d) No transfer of title. Nothing done pursuant to this Agreement shall transfer to Business Partner title to any intellectual property rights (including, without limitation, any trademark, patent or copyright) in or to any Lotus Products or any other software application, or any associated documentation or training materials, provided to Business Partner by Lotus. Business Partner shall not manufacture, duplicate, translate, reverse engineer or decompile such products, applications or materials, or information relating thereto. Any violation by Business Partner of any Lotus intellectual property right shall be sufficient grounds for immediate termination of this Agreement by Lotus.

(e) Waiver. Any consent or waiver of a provision or breach shall not constitute a consent to or a waiver of any other provision or breach, or as a consent to waive such provision or breach in the future. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of same.

(f) Illegality; Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be modified or reformed to the fullest extent possible under applicable law so as to effect the original intent of the parties.


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11. NOTICES.

Any notice hereunder shall be deemed to be sufficiently given and any delivery hereunder deemed made when delivered in person or sent by registered or certified mail or courier addressed to the Business Partner at the address stated above and to Lotus at 55 Cambridge Parkway, Cambridge, MA 02154, Attn:
Legal Department or at such changed address as either party shall have specified by written notice.

12.  EXPORT LICENSING.

Business Partner acknowledges that Lotus' products, technical data, and know-how are subject to all applicable law and regulations governing exports from the United States and subsequent re-exports ("Export Laws"), including but not limited to the U.S. Export Administration Act of 1979, as amended or succeeded. Business Partner shall fully comply with the Export Laws and shall, upon reasonable request by Lotus, furnish Lotus with all requested certifications or assurances relating to Business Partners compliance with the Export Laws.

13.  GOVERNING LAW.

The validity of this Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed
(a) by the laws of The Commonwealth of Massachusetts, excluding its conflicts of laws principles, if Business Partner is a U.S. corporation and (b) by the laws of the jurisdiction in which the Lotus entity signing the Agreement resides, if Business Partner is not a US corporation.










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